Exhibit 99.1

Eastside Distilling Reports Fourth Quarter 2021 Financial Results

Company to Host Conference Call at 5:00pm ET Today

PORTLAND, Oregon, March 30, 2022 /PRNewswire/ — Eastside Distilling, Inc. (NASDAQ: EAST) (“Eastside” or the “Company”), a consumer-focused beverage company that builds craft inspired experiential brands and high-quality artisan products around premium spirits and ready-to-drink “RTD” craft cocktails, reported fourth quarter and year end 2021 financial results for the period ended December 31, 2021.

Year End 2021 Highlights:

●	Raised $4.0 million of cash during the quarter and $3.5 million subsequent to year-end; the proceeds will primarily be used to fund the 3-year strategic growth initiatives
●	Improved spirits gross profit over 50% for the year despite challenging business environment
●	Significant reduction in operating costs and improved EBITDA performance year over year
●	Reduced $13 million of debt and increased working capital by $22 million year over year

“2021 was a difficult year for Eastside. Our businesses were impacted by the pandemic and supply chain challenges, yet we exited the year with a stronger balance sheet,” said Geoffrey Gwin, Eastside’s CEO. “Despite these challenges, we made substantial investments in 2021 to drive growth in 2022.”

Financial Results

Gross sales for the year ending December 31, 2021 decreased to $12.9 million from $14.8 million for the year ending December 31, 2020 primarily driven by a decrease in mobile canning revenue. During 2021, craft brewers have begun to shift sales back to on-premise locations that utilize higher margin kegs. Increased competition in aluminum canning and higher supply chain costs impacted the Company’s ability to achieve its sales and margins targets in its Craft C+B business.

The Company’s spirits division reported lower sales from the prior year due to Azuñia supply chain constraints and a lack of attention from distribution partners resulting in a slower than planned expansion of distribution outside Oregon. In addition, the Company reduced deep discounting, which resulted in lost chain account placements in California and other markets.

Gross profit for the year ending December 31, 2021 decreased to $2.9 million from $3.6 million for the year ending December 31, 2020. Gross margin decreased to 23% for the year ending December 31, 2021 from 26% for the year ending December 31, 2020 primarily due to an improvement in Spirts margins, offset by lower margins for Craft C+B. Spirits margins have improved despite supply chain challenges due to a fourth quarter price increase, focus on higher margin brands and lower production related expenses.

The Company continued to make improvements in lowering operating expenses, which declined for the year ending December 31, 2021 to $9.8 million from $11.8 million for the year ending December 31, 2020. This reduction was due to lower compensation and marketing spend, as well as lower non-cash expenses including depreciation and amortization.

Net loss including discontinued operations for the year ending December 31, 2021 was $(2.2) million and for the year ending December 31, 2020 it was $(9.9) million. The Company accounted for the Redneck Riviera License Termination and closing of its retail tasting room as part of discontinued operations in its 2021 Form 10-K filing. The Company reported adjusted EBITDA of $(4.2) million for the year ending December 31, 2021 and $(5.3) million for the year ending December 31, 2020. (See description of adjusted EBIDTA in “Use of Non-GAAP Measures” below.)

During the fourth quarter, the Company delivered 8,388 cases of spirits, excluding Redneck Riviera. Of that total, Portland Potato Vodka represented over 4,700 cases as the brand did grow distribution outside of Oregon. The Company shipped 2,032 and 1,299 cases of Azuñia and Burnside, respectively. The Company took strategic price increases in the fourth quarter to offset higher cost of goods, which had an impact on sales. The Eastside brand launch was impacted by lack of brand awareness and did not offset legacy brand volume. The following table details cases delivered during the three months and years ending December 31, 2021 and 2020:

9L Cases	Q4 2021	Q4 2020	Change	%	FY 2021	FY 2020	Change	%
Azuñia	2,032	2,553	(520)	-20%	11,491	11,799	(308)	-3%
Burnside	1,299	1,171	128	11%	4,615	4,956	(341)	-7%
Hue-Hue	109	119	(10)	-9%	368	540	(172)	-32%
PPV	4,721	5,070	(349)	-7%	19,094	19,541	(447)	-2%
Eastside Brands	203	-	N/A	N/A	345	-	N/A	N/A
Legacy Brands	24	267	(243)	-91%	386	1,509	(1,123)	-74%
	8,388	9,180	(792)	-9%	36,298	38,345	(2,047)	-5%

The Company ended the quarter with $3.9 million in borrowings under its Live Oak and FIB credit facilities and reported cash of $2.8 million. The Company has continued to improve its cash position and has reduced debt while making growth investments. During the fourth quarter of 2021, the Company received $2.5 million in net proceeds from the sale of 2.5 million shares of Series B Convertible Preferred Stock. In addition, the Company sold 579,398 shares of common stock for net proceeds of $1.6 million in at-the-market public placements.

Subsequent to quarter-end, the Company sold 798 barrels of 95% rye whiskey ranging in age from three-year-old to eight-year-old for gross proceeds of $1.5 million and thereby reducing its Live Oak debt to $1.9 million. In addition, the Company entered into a loan of $2.0 million plus an additional, conditional $1.0 million to expand the availability of capital for continued growth investments in working capital and to further its three-year strategic plan.

Expansion of Board of Directors

The Board of Directors appointed Joseph Giansante and Geoffrey Gwin as directors, effective March 28, 2022.

The Company will give further updates on its earnings conference call.

Use of Non-GAAP Measures

Eastside Distilling’s management evaluates and makes operating decisions using various financial metrics. In addition to the Company’s GAAP results, management also considers the non-GAAP measure of adjusted EBITDA as a supplement to GAAP results. Management believes this non-GAAP measure provides useful information about the Company’s operating results and assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance.

The Company defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation, and other one-time items. The table below provides a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure.

Fourth Quarter 2021 Conference Call Details

Date and Time: Wednesday, March 30, 2022 at 5:00pm ET

Call-in Information: Interested parties can access the conference call by dialing (844) 889-4332 or (412) 717-9595.

Live Webcast Information: Interested parties can access the conference call via a live Internet webcast, which is available in the Conference Calls section of the Company’s website at https://www.eastsidedistilling.com/conference-calls.

Replay: A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation #1678739. A webcast replay will be available in the Conference Calls section of the Company’s website at https://www.eastsidedistilling.com/conference-calls for 90 days.

About Eastside Distilling

Eastside Distilling, Inc. (NASDAQ: EAST) has been producing high-quality, award-winning craft spirits in Portland, Oregon, since 2008. The Company is distinguished by its highly decorated product lineup that includes Azuñia Tequilas®, Burnside Whiskeys®, Hue-Hue Coffee Rum®, and Portland Potato Vodkas®. All Eastside spirits are crafted from natural ingredients for quality and taste. Eastside’s Craft Canning + Bottling subsidiary is one of the Northwest’s leading independent spirit bottlers and ready-to-drink canners.

Important Cautions Regarding Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements that reflect our expectations or anticipations rather than historical fact. Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: changes in economic conditions, general competitive factors, the impact of COVID-19 and related business disruption, the Company’s ongoing financing requirements and ability to achieve financing, acceptance of the Company’s products in the market, the Company’s success in obtaining new customers, the Company’s ability to execute its business model and strategic plans, and other risks and related information described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). A detailed discussion of the most significant risks can be found in the “Risk Factors” section of the Company’s Annual Report on Form 10-K. The Company assumes no obligation to update the cautionary information in this press release.

Financial Summary Tables

The following financial information should be read in conjunction with the audited financial statements and accompanying notes filed by the Company with the Securities and Exchange Commission on Form 10-K for the period ended December 31, 2021, which can be viewed at www.sec.gov and in the investor relations section of the Company’s website at www.eastsidedistilling.com/investors.

Eastside Distilling, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2021 and 2020

Dollars in thousands, except share and per share

	2021	2020
Assets
Current assets:
Cash	$3,276	$836
Trade receivables, net	1,446	694
Inventories	6,510	6,728
Prepaid expenses and current assets	2,873	750
Current assets held for sale	-	3,833
Total current assets	14,105	12,841
Property and equipment, net	2,163	3,109
Right-of-use assets	3,211	1,270
Intangible assets, net	13,624	14,038
Other assets, net	457	285
Non-current assets held for sale	-	189
Total Assets	$33,560	$31,732

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,265	$1,864
Accrued liabilities	833	1,452
Deferred revenue	-	23
Current portion of secured credit facilities, net of debt issuance costs	5,725	6,405
Deferred consideration for Azuñia acquisition	-	15,452
Other current liabilities, related party	-	700
Current portion of notes payable	894	3,830
Current portion of lease liabilities	781	515
Current liabilities held for sale	-	18
Total current liabilities	9,498	30,259
Lease liabilities, net of current portion	2,498	817
Secured credit facilities, net of debt issuance costs	-	-
Notes payable, related parties	92	-
Notes payable, net of current portion	8,073	1,693
Non-current liabilities held for sale	-	71
Total liabilities	20,161	32,840

Eastside Distilling, Inc. and Subsidiaries

Consolidated Balance Sheets (continued)

December 31, 2021 and December 31, 2020

Dollars in thousands, except share and per share

	2021	2020
Stockholders’ equity (deficit):
Common stock, $0.0001 par value; 35,000,000 shares authorized; 14,087,028 and 10,382,015 shares issued and outstanding as of December 31, 2021 and 2020, respectively	1	1
Preferred stock, $0.0001 par value; 100,000,000 shares authorized; 2,500,000 and 0 shares issued and outstanding as of December 31, 2021 and 2020, respectively	-	-
Additional paid-in capital	72,003	52,985
Accumulated deficit	(58,605)	(54,094)
Total stockholders’ equity (deficit)	13,399	(1,108)
Total Liabilities and Stockholders’ Equity (Deficit)	$33,560	$31,732

Consolidated Statements of Operations

For the Three Months and Years Ended December 31, 2021 and 2020

Dollars and shares in thousands, except per share

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Sales	$2,752	$3,540	$12,890	$14,782
Less customer programs and excise taxes	158	309	496	774
Net sales	2,594	3,231	12,394	14,008
Cost of sales	1,996	2,478	9,484	10,385
Gross profit	598	753	2,910	3,623
Operating expenses:
Sales and marketing expenses	527	689	2,614	4,186
General and administrative expenses	1,774	2,088	6,777	7,989
(Gain) loss on disposal of property and equipment	(2)	(235)	419	(366)
Total operating expenses	2,299	2,542	9,810	11,809
Loss from operations	(1,701)	(1,789)	(6,900)	(8,186)
Other income (expense), net
Interest expense	(369)	(214)	(1,254)	(1,089)
Other income (expense)	(142)	(409)	2,100	(372)
Total other income (expense), net	(511)	(623)	846	(1,461)
Loss before income taxes	(2,212)	(2,412)	(6,054)	(9,647)
Provision for income taxes	-	-	-	-
Net loss from continuing operations	(2,212)	(2,412)	(6,054)	(9,647)
Net income (loss) from discontinued operations	(28)	98	3,858	(213)
Net loss	(2,240)	(2,314)	(2,196)	(9,860)
Preferred stock dividends	(27)	-	(27)	-
Deemed dividend-warrant price protection-revaluation adjustment	-	-	(2,288)	-
Net loss attributable to common shareholders	$(2,267)	$(2,314)	$(4,511)	$(9,860)

Eastside Distilling, Inc. and Subsidiaries

For the Three Months and Years Ended December 31, 2021 and 2020

Dollars and shares in thousands, except per share

EPS:

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Basic net loss per common share	$(0.16)	$(0.23)	$(0.35)	$(0.98)
Basic weighted average common shares outstanding	14,496	9,947	12,708	10,027

Segments:

	Three Months Ended December 31,				Years Ended December 31,
	2021	2020	2021	2020	2021	2020	2021	2020
	Spirits		Craft C+B		Spirits		Craft C+B
Sales	$1,368	$1,466	$1,384	$2,074	$5,672	$6,046	$7,218	$8,736
Net sales	1,210	1,157	1,384	2,074	5,176	5,274	7,218	8,734
Cost of sales	754	912	1,242	1,566	3,743	4,339	5,741	6,046
Gross profit	456	245	142	508	1,433	935	1,477	2,688
Total operating expenses	1,273	1,647	1,026	895	5,634	8,063	4,176	3,746
Net income (loss)	(1,343)	(1,914)	(897)	(400)	155	(8,719)	(2,351)	(1,141)
EBITDA	$(875)	$(1,507)	$(662)	$(165)	$1,698	$(6,309)	$(1,403)	$(176)
Gross margin	38%	21%	10%	24%	28%	18%	20%	31%

EBITDA Reconciliation:

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Net loss	$(2,240)	$(2,314)	$(2,196)	$(9,860)
Add:
Interest expense	369	214	1,254	1,089
Depreciation and amortization	334	428	1,237	2,286
EBITDA	(1,537)	(1,672)	295	(6,485)
(Gain) loss on disposal of property and equipment	(2)	(235)	419	(366)
Gain on termination of license agreement	-	-	(2,850)	-
Forgiveness of debt - PPP	-	-	(1,448)	-
Remeasurement of deferred consideration	-	-	(750)	-
Gain on disposal of offsite inventory	-	-	(1,047)	-
Severance payments	22	-	198	-
One-time professional fees	7	-	410	-
Stock compensation	44	425	621	1,540
Adjusted EBITDA	$(1,466)	$(1,482)	$(4,152)	$(5,311)

INVESTOR RELATIONS CONTACT: Amy Brassard, (503) 542-7420, ir@eastsidedistilling.com

This information is being distributed to you by: Eastside Distilling, Inc.

2321 NE Argyle Street, Unit D, Portland, Oregon 97211